EXHIBIT 4.2
                                                                     -----------


                                 [Face of Note]
================================================================================
                                                              CUSIP/CINS

                      9.90% Series A Senior Notes due 2009

No. ___                                                             $ _________

                          COMPTON PETROLEUM CORPORATION

promises to pay to CEDE & CO.
                   ----------

or registered assigns,

the principal sum of

Dollars on May 15, 2009.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Dated:            , 2002

                                      COMPTON PETROLEUM CORPORATION


                                      By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      By:
                                            ------------------------------------
                                            Name:
                                            Title:



This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee


By:
     --------------------------------------------
                Authorized Signatory


================================================================================


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                                 [Back of Note]
                      9.90% Series A Senior Notes due 2009

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF COMPTON PETROLEUM CORPORATION.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN THE SUBJECT OF ANY PROSPECTUS FILED UNDER THE SECURITIES LAWS OF ANY CANADIAN PROVINCE OR TERRITORY. THE HOLDER OF THE SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS, IF IT IS A RESIDENT OF CANADA, THAT IT IS PURCHASING THE SECURITIES IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS REQUIREMENTS OF APPLICABLE CANADIAN SECURITIES LAWS, THE SALE OF THE SECURITIES TO IT QUALIFIES (BY REASON OF THE AMOUNT OF THE CONSIDERATION BEING PAID BY THE PURCHASER OF THE SECURITIES OR BY REASON OF THE STATUS OF THE PURCHASER, AS THE CASE MAY BE) FOR AN EXEMPTION FROM THE PROSPECTUS FILING AND DELIVERY OBLIGATIONS UNDER APPLICABLE CANADIAN PROVINCIAL OR TERRITORIAL SECURITIES LAWS (PROVIDED THAT APPLICABLE FILING OBLIGATIONS ARE SATISFIED AND ANY APPLICABLE FEES ARE PAID), AND IT HAS PROVIDED SUCH INFORMATION AND MADE SUCH REPRESENTATIONS TO THE SELLER OF THE SECURITIES AS MAY BE REASONABLY NECESSARY FOR THE SELLER TO RELY ON SUCH EXEMPTIONS AND AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DATE ON WHICH RESALE RESTRICTIONS TERMINATE UNDER APPLICABLE SECURITIES LAWS.

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Compton Petroleum Corporation, an Alberta, Canada corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.90% per annum from May 8, 2002 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be November 15, 2002. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, The Bank of Nova Scotia Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 8, 2002 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company, unlimited in aggregate principal amount.

         5.       OPTIONAL REDEMPTION.

         Except as set forth in the second paragraph of this Paragraph 5, the Company will not have the option to redeem the Notes prior to May 15, 2006. Thereafter, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

        YEAR                                     PERCENTAGE
        ----                                     ----------
        2006...................................    104.950%
        2007...................................    102.475%
        2008 and thereafter....................    100.000%

         Notwithstanding the provisions of the first paragraph of this Paragraph 5, at any time prior to May 15, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 109.90% of the principal amount thereof; PROVIDED that at least 65% in aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 60 days of the date of the closing of such equity offering.

         6.       MANDATORY REDEMPTION.

         The Company will not be required to make mandatory redemption payments with respect to the Notes.

         7.       REPURCHASE AT OPTION OF HOLDER.

                  (i) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (ii) If the Company or a Subsidiary consummates any Asset Sales, and the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other PARI PASSU Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other PARI PASSU Indebtedness to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder affected, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section Sections 4.14, 4.10 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Significant Subsidiary, or any Person acting on behalf of any Significant Subsidiary, shall deny or disaffirm its obligations under its Note Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the

Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Compton Petroleum Corporation
Suite 3300
425 - 1st Street S.W.
Calgary, Alberta, Canada T2P 3L8
Attention: Vice President of Finance and Chief Financial Officer